Exhibit 99.1

Landmark Infrastructure Partners LP Reports First Quarter 2015 Financial Results

El Segundo, California (May 7, 2015) – Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (NASDAQ: LMRK) today announced first quarter financial results.

Highlights:

•	Acquired assets from its sponsor, Landmark Dividend LLC (“Landmark”), with combined annual rents of approximately $2.8 million for total consideration of $47.3 million
•	Generated Adjusted EBITDA of $3.4 million and distributable cash flow of $2.5 million
•	Increased quarterly distribution per unit for the first quarter by 3.5% over the minimum quarterly distribution (“MQD”) to $0.2975 per unit

First Quarter 2015 Results

For the quarter ended March 31, 2015, the Partnership generated Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization) of $3.4 million and distributable cash flow of $2.5 million.  Additionally, the partnership generated a net loss of $2.9 million, or $0.37 per common unit, and a deficit in EBITDA of approximately $0.9 million.  These net loss and EBITDA amounts include the impact of $2.8 million of non-cash impairments for eleven wireless communication assets and $0.8 million of unrealized losses on derivatives.  First quarter Adjusted EBITDA, distributable cash flow, net loss and EBITDA exclude results prior to March 4, 2015 that are attributable to the assets acquired in the First Quarter Acquisition (as defined below).

“We are pleased with our first quarter operating performance,” said Tim Brazy, the Partnership’s Chief Executive Officer.  “We were able to close one of the drop-down acquisitions planned for the beginning of the second quarter a bit earlier than anticipated and increase our distribution by 3.5%.  While we recorded impairments associated with our wireless communication sites, we maintain our 2015 occupancy rate guidance of 97%.”

Quarterly Distribution

As previously announced, on April 23, 2015, the Board of Directors of the Partnership's general partner declared a quarterly cash distribution of $0.2975 per limited partner unit, or $1.19 per unit on an annualized basis, for the quarter ended March 31, 2015.  This distribution represents a 3.5% increase over the Partnership’s MQD of $0.2875 per unit, and is payable on May 14, 2015 to unitholders of record as of May 5, 2015.

Capital and Liquidity

As of March 31, 2015, the Partnership had $97.0 million of outstanding borrowings under its revolving credit facility (the “Facility”) and approximately $93.0 million of undrawn borrowing capacity, subject to compliance with certain covenants.  During the first quarter, the Partnership swapped the floating rate on $25.0 million of borrowings at an effective fixed rate of 3.79% for a four-year period beginning April 13, 2015.  The additional swap brings the total fixed borrowings under the Facility to $95.0 million with a total weighted average fixed interest rate of 3.96%.

Recent Drop-down Acquisitions

The Partnership recently completed two drop-down acquisitions from Landmark that closed on March 4, 2015 (the “First Quarter Acquisition”) and April 8, 2015 (the “Second Quarter Acquisition”), respectively.  Both of these acquisitions were accretive to the Partnership’s distributable cash flow.  In connection with the First Quarter Acquisition, we acquired 81 tenant sites with expected annual rental revenue of approximately $1.5 million for total consideration of $25.2 million.  In connection with the Second Quarter Acquisition, we acquired 73 tenant sites with expected annual rental revenue of approximately $1.3 million for total consideration of $22.2 million.  The consideration for each acquisition was funded primarily with borrowings under the Partnership’s existing Facility.

Because of the common control aspects of the acquisitions, they were deemed to be transactions between entities under common control and, as such, will be accounted for on an “as if pooled” basis for all periods in which common control existed. As a result, our financial and operating results for the first quarter retroactively include financial and operating results from the First Quarter Acquisition.

Guidance

The Partnership’s sponsor, Landmark Dividend, has previously expressed its intent to offer us the right to purchase assets with annual rents ranging from $15.0 to $18.0 million over a 12-month period beginning February 26, 2015.  These drop-downs, combined with organic portfolio growth expected from contractual rent escalators, leasing activity and revenue sharing arrangements, are expected to drive distribution growth of 10% to 15% over the MQD of $0.2875 per unit ($1.15 per unit on an annualized basis) by the end of 2015.  As a result of the two recent drop-down acquisitions from Landmark, the Partnership’s management expects to recommend that its Board increase the Partnership’s second quarter 2015 cash distribution to $0.3075 per unit, which is 7.0% higher than the MQD of $0.2875, and anticipated in August 2015.

Conference Call Information

The Partnership will hold a conference call on Thursday, May 7, 2015, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its first quarter 2015 financial and operating results.  The call can be accessed via a live webcast at http://investor.landmarkmlp.com, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 28472594.

A webcast replay will be available approximately two hours after the completion of the conference call through June 30, 2015 at http://investor.landmarkmlp.com.  The replay is also available through May 17, 2015 by dialing 855-859-2056 or 404-537-3406 and entering the access code 28472594.

About Landmark Infrastructure Partners

The Partnership is a growth-oriented master limited partnership formed to acquire, own and manage a portfolio of real property interests that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.  Headquartered in El Segundo, California, the Partnership's real property interests consist of a diversified portfolio of long-term and perpetual easements, tenant lease assignments and fee simple properties located in 45 states and the District of Columbia, entitling the Partnership to rental payments from leases on approximately 850 tenant sites.

Non-GAAP Financial Measures

We define EBITDA as net income before interest, income taxes, depreciation and amortization, and we define Adjusted EBITDA as EBITDA before impairments, acquisition‑related costs, unrealized or realized gain or loss on derivatives, loss on extinguishment of debt, gain on sale of real property interest, unit-based compensation, straight line rental adjustments, amortization of above‑ and below‑market rents, and after the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest paid, current cash income tax paid and maintenance capital expenditures. Distributable cash flow will not reflect changes in working capital balances. We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income in accordance with generally accepted accounting principles in the United States (“GAAP”), as presented in our combined financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Safe Harbor

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership's control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include the discussion of potential acquisitions from our sponsor, occupancy rate and our expected distribution growth.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership's filings with the U.S. Securities and Exchange Commission, including the Partnership's annual report on Form 10-K for the year ended December 31, 2014.  These risks could cause the Partnership's actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(310) 598-3173
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated and Combined Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2015(1)	2014(1)
Revenue
Rental revenue	$3,829,365	$3,313,336
Interest income on receivables	207,310	175,551
Total revenue	4,036,675	3,488,887
Expenses
Management fees to affiliate	—	101,505
General and administrative	983,985	17,547
Acquisition-related	764,490	—
Amortization	1,015,151	865,209
Impairments	2,762,436	—
Total expenses	5,526,062	984,261
Other income and expenses
Interest expense	(1,011,656)	(1,132,654)
Unrealized loss on derivatives	(773,886)	(52,260)
Gain on sale of real property interest	72,502	—
Total other income and expenses	(1,713,040)	(1,184,914)
Net income (loss)	$(3,202,427)	$1,319,712
Less: Net loss attributable to Predecessor(1)	(310,764)	1,319,712
Limited partners’ interest in net loss	$(2,891,663)	$—
Net loss per limited partners unit
Common units – basic and diluted	$(0.37)
Subordinated units – basic and diluted	$(0.37)
Weighted average limited partner units outstanding
Common units – basic and diluted	4,703,675
Subordinated units – basic and diluted	3,135,109
Other Data:
Total leased tenant sites (end of period)	766	676
Total available tenant sites (end of period)	776	679

(1)

On March 4, 2015, the Partnership completed its acquisition of 81 tenant sites and related real property interests (the “Acquired Assets”), consisting of 41 wireless communication, 39 outdoor advertising and one renewable power tenant sites, from our sponsor Landmark Dividend LLC (“Landmark”), in exchange for cash consideration of $25.2 million (the “Transaction”). Since the entities are under common control, the assets and liabilities acquired are recorded at Landmark’s historical cost, with financial statements for prior periods retroactively adjusted to furnish comparative information. Financial information prior to the closing of the Transaction has been retroactively adjusted for the Acquired Assets. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q for the three months ended March 31, 2015 to be filed with the Securities and Exchange Commission on May 7, 2015 and the Partnership's Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission on February 26, 2015.

Landmark Infrastructure Partners LP

Consolidated and Combined Balance Sheets

 (Unaudited)

	March 31, 2015	December 31, 2014(1)
Assets
Land	$4,829,573	$4,829,573
Real property interests	188,957,741	183,378,480
Total land and real property interests	193,787,314	188,208,053
Accumulated amortization of real property interest	(6,515,945)	(5,873,199)
Land and net real property interests	187,271,369	182,334,854
Investments in receivables, net	8,512,947	8,665,274
Cash and cash equivalents	274,670	311,108
Rent receivables, net	264,539	80,711
Due from Landmark and affiliates	652,955	659,722
Deferred loan cost, net	2,695,501	2,838,879
Deferred rent receivable	307,495	285,790
Other intangible assets, net	4,744,308	4,677,499
Other assets	328,509	399,222
Total assets	$205,052,293	$200,253,059
Liabilities and equity
Revolving credit facility	$97,000,000	$74,000,000
Accounts payable and accrued liabilities	904,339	141,508
Other intangible liabilities, net	7,809,523	7,328,741
Prepaid rent	1,585,576	1,532,372
Derivative liabilities	1,063,694	289,808
Total liabilities	108,363,132	83,292,429
Commitments and contingencies
Equity	96,689,161	116,960,630
Total liabilities and equity	$205,052,293	$200,253,059

(1)

Prior-period financial information has been retroactively adjusted for the assets acquired on March 4, 2015. These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q for the three months ended March 31, 2015 to be filed with the Securities and Exchange Commission on May 7, 2015.

Landmark Infrastructure Partners LP

Real Property  Interest Table(10)

	Available Tenant		Leased Tenant
	Sites(1)		Sites
			Average			Average		Average
			Remaining			Remaining		Monthly		Percentage
	Number of		Property			Lease	Tenant Site	Effective Rent	Quarterly	of Quarterly
	Infrastructure		Interest			Term	Occupancy	Per Tenant	Rental	Rental
Real Property Interest	Locations(1)	Number	(Years)		Number	(Years)(2)	Rate(3)(4)	Site(4)(5)	Revenue(6)	Revenue(6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	382	509	75.7	(7)	501	19.0			$2,531,032	66%
Outdoor Advertising	111	138	83.8	(7)	138	11.5			531,932	14%
Renewable Power Generation	2	3	23.0		3	22.4			9,941	—%
Subtotal	495	650	77.2	(7)	642	17.4			$3,072,905	80%
Tenant Lease Assignment only(8)
Wireless Communication	70	101	55.3		99	18.1			$620,476	16%
Outdoor Advertising	9	9	85.4		9	15.2			43,189	1%
Subtotal	79	110	57.8		108	17.9			$663,665	17%
Tenant Lease on Fee Simple
Wireless Communication	3	6	99.0	(7)	6	10.7			$38,513	1%
Outdoor Advertising	9	10	99.0	(7)	10	11.5			54,282	2%
Subtotal	12	16	99.0	(7)	16	11.2			$92,795	3%
Total	586	776	74.9	(9)	766	17.4			$3,829,365	100%
Aggregate Portfolio
Wireless Communication	455	616	72.6		606	18.8	98%	$1,653	$3,190,021	83%
Outdoor Advertising	129	157	84.8		157	11.7	100%	1,316	629,403	17%
Renewable Power Generation	2	3	23.0		3	22.4	100%	1,181	9,941	—%
Total(10)	586	776	74.9	(9)	766	17.4	99%	$1,583	$3,829,365	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of March 31, 2015 were 2.6, 6.6, 19.0 and 3.5 years, respectively.

(3)	Represents number of leased tenant sites divided by number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended March 31, 2015. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 61 years.
(10)

Information herein does not include the April 8, 2015 acquisition of 73 tenant sites and related real property interests, consisting of 45 wireless communication and 28 outdoor advertising tenant sites. Including the April 8, 2015 acquisition, the partnership has 839 leased tenant sites out of 849 available tenant sites.

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

(Unaudited)

	Three Months Ended March 31,
	2015(1)	2014(1)
Reconciliation of EBITDA and Adjusted EBITDA to Net Income (loss)
Net income (loss)	$(3,202,427)	$1,319,712
Interest expense	1,011,656	1,132,654
Amortization expense	1,015,151	865,209
EBITDA	$(1,175,620)	$3,317,575
Impairments	2,762,436	—
Acquisition-related	764,490	—
Unrealized loss on derivatives	773,886	52,260
Gain on sale of real property interest	(72,502)	—
Unit-based compensation	78,750	—
Straight line rent adjustments	(21,705)	(26,745)
Amortization of above- and below-market rents, net	(202,421)	(121,389)
Deemed capital contribution due to cap on general and administrative expense reimbursement(2)	692,872	—
Adjusted EBITDA	$3,600,186	$3,221,701
Reconciliation of Adjusted EBITDA to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$2,661,724	$1,557,295
Unit-based compensation	(78,750)	—
Unrealized loss on derivatives	(773,886)	(52,260)
Amortization expense	(1,015,151)	(865,209)
Amortization of above- and below-market rents, net	202,421	121,389
Amortization of deferred loan costs	(143,378)	(216,739)
Receivables interest accretion	15,381	22,857
Impairments	(2,762,436)	—
Gain on the sale of real property interest	72,502	—
Allowance for doubtful accounts and loan losses	—	(4,465)
Working capital changes	(1,380,854)	756,844
Net income (loss)	$(3,202,427)	$1,319,712
Interest expense	1,011,656	1,132,654
Amortization expense	1,015,151	865,209
EBITDA	$(1,175,620)	$3,317,575
Less:
Gain on sale of real property interest	(72,502)	—
Straight line rent adjustments	(21,705)	(26,745)
Amortization of above- and below-market rents, net	(202,421)	(121,389)
Add:
Impairments	2,762,436	—
Acquisition-related	764,490	—
Unrealized loss on derivatives	773,886	52,260
Unit-based compensation	78,750	—
Deemed capital contribution due to cap on general and administrative expense reimbursement(2)	692,872	—
Adjusted EBITDA	$3,600,186	$3,221,701
Less:
Expansion capital expenditures(1)	(25,205,000)	—
Cash interest expense	(868,278)	(915,915)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	25,205,000	—
Distributable cash flow	$2,731,908	$2,305,786

(1)

Financial information prior to the closing of the Transaction has been retroactively adjusted for the assets acquired on March 4, 2015. See reconciliation of operations, EBITDA, Adjusted EBITDA, and distributable cash flow for the periods presented.

(2)

Under the omnibus agreement that we entered into at the closing of our initial public offering, we agreed to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) November 19, 2019. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow For The Predecessor and Partnership

(Unaudited)

	For the Three Months Ended March 31, 2015(1)
	Landmark Infrastructure	Acquired Assets	Consolidated
	Partners LP	Predecessor	Results

Revenue:
Rental revenue	$3,616,429	$212,936	$3,829,365
Interest income	207,310	—	207,310
Total revenue	3,823,739	212,936	4,036,675
Expenses:
General and administrative	983,985	—	983,985
Acquisition-related	299,598	464,892	764,490
Amortization	956,343	58,808	1,015,151
Impairments	2,762,436	—	2,762,436
Total expenses	5,002,362	523,700	5,526,062
Other income and expenses
Interest expense	(1,011,656)	—	(1,011,656)
Unrealized loss on derivatives	(773,886)	—	(773,886)
Gain on the sale of real property interest	72,502	—	72,502
Total other income and expenses	(1,713,040)	—	(1,713,040)
Net loss	$(2,891,663)	$(310,764)	$(3,202,427)
Add:
Interest expense	1,011,656	—	1,011,656
Amortization expense	956,343	58,808	1,015,151
EBITDA	$(923,664)	$(251,956)	$(1,175,620)
Less:
Realized gain on sale	(72,502)	—	(72,502)
Straight line rent adjustments	(19,026)	(2,679)	(21,705)
Amortization of above- and below-market rents	(191,905)	(10,516)	(202,421)
Add:
Impairments	2,762,436	—	2,762,436
Acquisition-related expenses	299,598	464,892	764,490
Unrealized loss on derivatives	773,886	—	773,886
Unit-based compensation	78,750	—	78,750
Deemed capital contribution due to cap on general and administrative expense reimbursement(2)	692,872	—	692,872
Adjusted EBITDA	$3,400,445	$199,741	$3,600,186
Less:
Expansion capital expenditures	(25,205,000)		(25,205,000)
Cash interest expense	(868,278)	—	(868,278)
Add:			—
Borrowings and capital contributions to fund expansion capital expenditures	25,205,000	—	25,205,000
Distributable cash flow	$2,532,167	$199,741	$2,731,908

Annualized minimum quarterly distribution per unit	$1.19
Distributions to common unitholders	1,399,343
Distributions to Landmark Dividend – subordinated units	932,695
Total distributions to our unitholders	$2,332,038
Excess of distributable cash flow over the minimum quarterly distribution	$200,129
Coverage ratio(3)	1.09x

(1)

On March 4, 2015, the Partnership completed its acquisition of 81 tenant sites and related real property interests from Landmark (the “Acquired Assets”). The assets and liabilities acquired are recorded at the historical cost of Landmark, as the Transaction is between entities under common control, the statements of operations of the Partnership are adjusted retroactively as if the Transaction occurred on the earliest date during which the entities were under common control. The historical financial statements have been retroactively adjusted to reflect the results of operations, financial position, and cash flows of the Acquired Assets as if the Partnership owned the Acquired Assets in all periods while under common control. The reconciliation present our results of operations and financial position giving effect to the Acquired Assets. The combined results of the Acquired Assets prior to March 4, 2015 are included in “Acquired Assets Predecessor.” The consolidated results of the Acquired Assets after March 4, 2015 are included in “Landmark Infrastructure Partners LP.”

(2)

Under the omnibus agreement that we entered into at the closing of the IPO, we agreed to reimburse Landmark for expenses related to certain general and administrative services Landmark will provide to us in support of our business, subject to a quarterly cap equal to the greater of $162,500 and 3% of our revenue during the preceding calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $80.0 million and (ii) the fifth anniversary of the closing of the IPO. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(3)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the limited partners on the weighted average units outstanding.